Exhibit 99.(27)(m)


                      Survivorship Variable Universal Life

                           Prospectus Filing May 2003

Demonstration of how the annual investment returns of the sub-accounts were derived from the hypothetical gross rates of return, how charges against sub-account assets were dedcuted the from annual investment returns of the sub-accounts

Hypothetical Gross Annual Investment Return                            6.00%
less        Arithmetic Average of
            Total Contractual Porfolio Expenses             -          1.13%
less        Guaranteed
            Mortality and Expense Fee                       -          0.90%
                                                                       -----
Fund Crediting Rate (Net Annual Investment Rate)            =          3.97%

                      Survivorship Variable Universal Life

                           Prospectus Filing May 2003

  Male   Preferred        Nonsmoker Age 57   Fixed Insurance Amount
Female   Preferred Best   Nonsmoker Age 53   CVAT
                                             Maximum Charges
Face:         1,000,000                      Assume Annual Payment of 10,000
                                             in all years
                                             Hypothetical Annual Return of 6%
                                             Gross, 3.97% Net

Policy --- Year 5



                        (0a)          (0b)         (1)         (2)          (3)         (4)          (5)         (6)
                        BOP           BOP                                   Per         Per        Montly
                      Contract       Accum       Premium    Per Policy    Premium      $1,000       Cost       Monthly
Month       YEAR        Fund         Prems        Paid        Loads        Loads        Load       Of Ins      Interest
-----       ----        ----         -----        ----        -----        -----        ----       ------      --------
   1          5      28,668.29        44,163     10,000           10       1,950          100       61.05       118.76
   2          5         36,666        54,340          -           10           -          100       61.06       118.59
   3          5         36,614        54,518          -           10           -          100       61.06       118.42
   4          5         36,561        54,697          -           10           -          100       61.06       118.25
   5          5         36,508        54,876          -           10           -          100       61.07       118.08
   6          5         36,455        55,055          -           10           -          100       61.07       117.91
   7          5         36,402        55,236          -           10           -          100       61.07       117.74
   8          5         36,349        55,416          -           10           -          100       61.08       117.56
   9          5         36,295        55,598          -           10           -          100       61.08       117.39
  10          5         36,241        55,780          -           10           -          100       61.08       117.21
  11          5         36,188        55,963          -           10           -          100       61.09       117.04
  12          5         36,133        56,146          -           10           -          100       61.09       116.86



                        (7)         (8)           (9)          (10)          (11)        (12)          (13)              (14)
                       Total                     Total          EOP                       EOP           EOP               EOP
                     Contract    Surrender       Cash          Basic       Corridor    Corridor        Death             Accum
Month       YEAR       Fund       Charges     Surr Value        DB          Factor        DB         Benefits         Prems Paid
-----       ----       ----       -------     ----------        --          ------        --         --------         ----------

   1          5     36666.00        8,000        28,666     1,000,000         3.10     113,665       1,000,000          54,340
   2          5     36613.53        8,000        28,614     1,000,000         3.10     113,502       1,000,000          54,518
   3          5     36560.89        8,000        28,561     1,000,000         3.10     113,339       1,000,000          54,697
   4          5     36508.08        8,000        28,508     1,000,000         3.10     113,175       1,000,000          54,876
   5          5     36455.09        8,000        28,455     1,000,000         3.10     113,011       1,000,000          55,055
   6          5     36401.93        8,000        28,402     1,000,000         3.10     112,846       1,000,000          55,236
   7          5     36348.60        8,000        28,349     1,000,000         3.10     112,681       1,000,000          55,416
   8          5     36295.08        8,000        28,295     1,000,000         3.10     112,515       1,000,000          55,598
   9          5     36241.39        8,000        28,241     1,000,000         3.10     112,348       1,000,000          55,780
  10          5     36187.52        8,000        28,188     1,000,000         3.10     112,181       1,000,000          55,963
  11          5     36133.47        8,000        28,133     1,000,000         3.10     112,014       1,000,000          56,146
  12          5     36079.24        8,000        28,079     1,000,000         3.10     111,846       1,000,000          56,330

----------
(0a) BOP Contract Fund - Beginning of Period Contract Fund = Ending Contract Fund from the previous month

(0b) BOP Accum Prem - accumulated at 4% effective annual interest rate, with annual premiums paid at the beginning of the contract year

(1)   Premium paid = $10,000

(2)   Per Policy load = $10 per month.

(3)   Per PremiumLoad = Sales/Admin/Tax = 19.5% of premium paid

(4)   Per $1,000 load - $0.1 per month per 1,000 of insurance amount

(5) Monthly Cost of Insurance - based on 1980 CSO Age Last Birthday frazierized second-to-die qx

(6) Monthly Interest - interest earned on the account value = (12) * [(1+i) ^ (1/12) -1 ] where i=3.97% is the net crediting interest rate.

(7)   Total Contract Fund - End of Period contract fund = (0) + (1) - (2) - (3)
      - (4) - (5) +(6)

(8) Surrender Charges = charged per unit of face amount = Face amount/1000 * $8.00/1000 = $8,000 for duration 5

(9) Total Cash Surr Value = Cash Surrender Value corresponding to illustration year 5 = (7) - (8)

(10)  EOP Basic DB - End Of Period Death Benefit = face amount

(11) Corridor factor - cash value accumulation corridor factor for joint equal age of 55

(12)  EOP Corridor DB - End of Period Corridor Death Benefit = (11) * (7)

(13) EOP Death Benefit - End of Period Death Benefit corresponding to illustration year 5 = max [ (10) , (12) ]

(14) EOP Accum Prems Paid - Premiums Paid accumulated at 4% interest, corresponding to illustration year 5